Exhibit 23.2

[Letterhead of Ernst & Young]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148934) pertaining to the 2007 Performance Incentive Plan and Employee Share Option Scheme of Giant Interactive Group Inc. of our report dated June 16, 2008, with respect to the consolidated financial statements of Giant Interactive Group Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Ernst & Young Hua Ming
Ernst & Young Hua Ming
Shanghai, People’s Republic of China

June 18, 2008